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                                                                    Exhibit 1.1

                                  METLIFE, INC.

                            8.00% Debentures due 2005

                              REMARKETING AGREEMENT

                                                               February 12, 2003

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004


Ladies and Gentlemen:

                  Credit Suisse First Boston LLC ("CSFB") and Goldman, Sachs & Co. ("Goldman") (together, the "Remarketing Agents") are undertaking to remarket 8.00% Debentures due May 15, 2005 (principal amount $50 per Debenture) (the "Debentures"), issued by MetLife, Inc., a Delaware corporation (the "Company"), pursuant to the Purchase Contract Agreement between the Company and Bank One Trust Company, N.A., as purchase contract agent (the "Purchase Contract Agent"), dated as of April 7, 2000 (the "Purchase Contract Agreement"). The Debentures have been issued pursuant to an Indenture dated as of April 7, 2000 (the "Base Indenture"), between the Company and The Bank of New York, as trustee (the "Debenture Trustee"), as supplemented by the First Supplemental Indenture, dated as of April 7, 2000 ("Supplemental Indenture No. 1," and, together with the Base Indenture and all other amendments and supplements thereto in effect on the date hereof, the "Indenture"), between the Company and the Debenture Trustee. The Debentures were initially issued by the Company to MetLife Capital Trust I, a statutory business trust formed under Delaware law (the "Trust"), together with a guarantee on a senior unsecured basis, subject to certain restrictions (the "Guarantee"), of the 8.00% Capital Securities (stated liquidation amount $50 per Capital Security) (the "Capital Securities") issued by the Trust pursuant the terms of the Declaration of Trust dated as of March 3, 2000, among the Company, as the sponsor, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware trustee (the "Delaware Trustee"), the administrative trustees named therein and the holders from time to time of the beneficial interests in the assets of the Trust, as subsequently amended and restated by the Amended and Restated Declaration of Trust dated as of April 7, 2000, among such parties (together, the "Declaration"). Each Capital Security was issued as part of a unit (the "Unit") that initially also included a contract (a "Purchase Contract") which was issued pursuant to the Purchase Contract Agreement and under which the holder is obligated to purchase from the Company on May 15, 2003 a number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), equal to the Settlement Rate as set forth in the Purchase Contract Agreement. In accordance with the Declaration, on February 6, 2003, the Company and the administrative trustees of the Trust dissolved the Trust and cancelled the Capital Securities. In accordance with the terms of the Purchase Contract Agreement, the Debentures were distributed to holders of the Capital Securities. The debentures constituting a part of the Units have been pledged by the Purchase Contract Agent, on behalf of the holders of the Units, to The Bank of New York, as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement, dated as of April 7, 2000 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent, the Collateral Agent and The Bank of New York, as custodial agent (the "Custodial Agent") and securities intermediary, to secure the holders' obligation to purchase Common Stock under the Purchase Contracts.

                  Capitalized terms used and not defined in this Remarketing Agreement shall have the meanings set forth in the Purchase Contract Agreement, the Pledge Agreement and the Indenture, as the case may be. Unless the context otherwise

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requires, all references in the Purchase Contract Agreement, the Pledge
Agreement and the Indenture to the Capital Securities shall be deemed to refer to the Debentures.

                  The Remarketing (as defined below) of the Debentures is provided for in the Purchase Contract Agreement. As used in this Remarketing Agreement, "Transaction Documents" shall mean, collectively, the Purchase Contract Agreement, the Declaration, the Indenture, the Pledge Agreement and this Remarketing Agreement; the term "Remarketed Debentures" means the Debentures subject to the Remarketing as notified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, on or prior to the first Business Day prior to the Remarketing Date; the term "Remarketing Procedures" means the procedures in connection with the Remarketing of the Debentures, described in the Purchase Contract Agreement, the Pledge Agreement and the Declaration, as the case may be; the term "Remarketing" means the remarketing of the Remarketed Debentures pursuant to the Remarketing Procedures; the term "Remarketing Date" means the third Business Date immediately preceding February 15, 2003.

         1. Appointment and Obligations of the Remarketing Agents and Reset Agents. (a) The Company hereby appoints CSFB and Goldman as exclusive Remarketing Agents and Reset Agents, and each of CSFB and Goldman, acting severally and not jointly, hereby accepts appointment as Remarketing Agent and Reset Agent, for the purpose of (i) Remarketing the Remarketed Debentures on behalf of the holders thereof, (ii) establishing the Reset Rate (as defined in the Declaration) for the Debentures in connection with the Remarketing, and
(iii) performing such other duties as are assigned to the Remarketing Agents and Reset Agents in the Remarketing Procedures and the Declaration, all in accordance with and pursuant to the Remarketing Procedures and the Declaration.

         (b) The Remarketing Agents agree (i) to use commercially reasonable best efforts to remarket the Remarketed Debentures tendered or deemed tendered to the Remarketing Agents in the Remarketing, (ii) to establish the Reset Rate in accordance with the Declaration and to notify the Company, the Depositary and the Debenture Trustee promptly of the Reset Rate and (iii) to carry out such other duties as are assigned to the Remarketing Agents and Reset Agents in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures and the Declaration.

         (c) On the Remarketing Date, the Remarketing Agents shall use their commercially reasonable best efforts to remarket, at a price equal to 100.50% of the Remarketing Value, the Remarketed Debentures tendered or deemed tendered for purchase.

         (d) If, as a result of the efforts described in Section l(b), the Remarketing Agents determine that they will be able to remarket all Remarketed Debentures tendered or deemed tendered for purchase at a price of 100.50% of the Remarketing Value prior to 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agents shall (i) determine the Reset Rate that will enable them to remarket all Remarketed Debentures tendered or deemed tendered for Remarketing and (ii) commit to purchase, on a third-day settlement basis, and on the third Business Day following the Remarketing Date (the "Remarketing Closing Date"), shall purchase, the Agent-purchased Treasury Consideration.

         (e) If the Remarketing Agents cannot remarket the Debentures on the Remarketing Date, the Remarketing Agents will continue to use their commercially reasonable best efforts to attempt to remarket the Debentures until the Stock Purchase Date in accordance with the Remarketing Procedures (each such remarketing, a "Subsequent Remarketing"), provided that (i) the notice of any Subsequent Remarketing cannot be given until the Failed Remarketing notice has been published in accordance with the Remarketing Procedures in respect of any immediately preceding Failed Remarketing and (ii) the Remarketing Closing Date in respect of any Subsequent Remarketing must fall no later than on the Business Day immediately preceding the Stock Purchase Date.

         (f) If, by 4:00 P.M., New York City time, on a Remarketing Date (including a Remarketing Date of any Subsequent Remarketing), the Remarketing Agents are unable to remarket all Remarketed Debentures tendered or deemed tendered for purchase, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agents shall, on such date, so advise by telephone the Purchase Contract Agent, the Debenture Trustee, the Company and the Collateral Agent.


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            (g) On the third Business Day following the Failed Remarketing, the
Remarketing Agents shall remit (i) to the Custodial Agent the Remarketed Debentures comprised of the Separate Debentures, and (ii) to the Collateral Agent the balance of the Remarketed Debentures.

            (h) By approximately 4:30 P.M., New York City time, on the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agents shall advise, by telephone, the Company, the Purchase Contract Agent, the Depositary and the Debenture Trustee of the Reset Rate determined in the Remarketing and the number of Remarketed Debentures sold in the Remarketing.

            (i) In accordance with the Depositary's normal procedures, on the Remarketing Closing Date, the transactions described above with respect to each Debenture tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Debentures delivered by book-entry as necessary to effect purchases and sales of such Debentures.

            (j) On the Remarketing Closing Date, the tender and settlement procedures set forth in this Section 1, including provisions for payment by purchasers of the Debentures in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Debentures at the time of the Remarketing, to facilitate the tendering and remarketing of the Debentures in certificated form. In addition, the Remarketing Agents may modify the settlement procedures set forth herein in order to facilitate the settlement process.

            (k) On the Remarketing Closing Date, the Remarketing Agents shall remit to the Collateral Agent through the Purchase Contract Agent the Agent-purchased Treasury Consideration.

            (l) On the Remarketing Closing Date, the Remarketing Agents shall retain as a remarketing fee an amount not exceeding 25 basis points (.25%) in the aggregate of the total proceeds from the sale of the Remarketed Debentures and shall remit (i) the portion of the balance attributable to the Separate Debentures to the holders of the Separate Debentures that were Remarketed Debentures and (ii) the remaining portion of the balance to the Purchase Contract Agent for distribution to the holders of the Remarketed Debentures in accordance with the Purchase Contract Agreement. Holders whose Debentures are Remarketed pursuant to this Remarketing Agreement will not otherwise be responsible for the payment of any remarketing fee in connection therewith. In addition, the Reset Agents shall not be entitled to receive any fee from the Company, the Holders of Remarketed Debentures or otherwise for acting as Reset Agents hereunder.

            (m) The obligations of the Remarketing Agents to use their commercially reasonable best efforts hereunder are several and not joint. If fewer than all of the Debentures are remarketed in accordance with the terms hereof, the Remarketing shall be deemed to have failed as to all Debentures.

            (n) If at any time during the term of this Remarketing Agreement, any Event of Default (as defined in the Indenture) or event that with the passage of time or the giving of notice or both would become such an Event of Default has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agents and the Reset Agents under this Remarketing Agreement shall be suspended until such default or event has been cured. The Company will promptly cause the Debenture Trustee, the Purchase Contract Agent and the Collateral Agent to give the Remarketing Agents and Reset Agents notice of all such defaults and events of which such trustee or agent is aware.

         2. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees (i) on and as of the date hereof (ii) on and as of the date the Final Prospectus or any Preliminary Prospectus (each as defined in Section 2(a) below) are first distributed in connection with the Remarketing (the "Commencement Date"), (iii) on and as of the Remarketing Date, and (iv) on and as of the Remarketing Closing Date, that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-61282) under the Securities Act of 1933, as amended (the "Act"), which has become effective, for the registration under the Act of the Debentures. The Company meets the requirements for use of Form S-3 under the Act. No stop order suspending the effectiveness of the registration statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated

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by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement or supplements to the form of prospectus included in such registration statement relating to the Debentures and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as amended at the date of this Remarketing Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Base Prospectus"; and such supplemented form of prospectus, in the form in which it shall first be filed with the Commission pursuant to Rule 424 (including the Base Prospectus as so supplemented), is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the "Preliminary Prospectus." Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Remarketing Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of this Remarketing Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus incorporated by reference therein, as the case may be; the Registration Statement and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto complies, the Final Prospectus, the Preliminary Prospectus, and any further amendments or supplements to the Registration Statement will comply when so filed in all material respects with the Act and the rules thereunder and each Preliminary Prospectus and the Final Prospectus to be delivered to the Remarketing Agents for use in connection with the Remarketing will be identical to the electronically transmitted copies thereof to be filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, except to the extent permitted by Regulation S-T. The Company hereby consents to the use of the Final Prospectus and any Preliminary Prospectus by the Remarketing Agents in connection with the Remarketing;

            (b) The Company has filed with the Commission the Trustee's Statement of Eligibility and Qualification under the Trust Indenture Act of the Trustee on Form 305(b)(2) (No. 333-61282) under the Act, which has become effective, for the registration under the Act of the Debentures.

            (c) As of the date hereof, when the Preliminary Prospectus and Final Prospectus, as the case may be, are first filed or transmitted for filing pursuant to Rule 424 under the Act, as of the effective date of the Registration Statement, when, prior to the Remarketing Closing Date, any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Preliminary Prospectus or to the Final Prospectus is filed with the Commission and at the Commencement Date, the Remarketing Date and the Remarketing Closing Date, (i) the Registration Statement, as amended or supplemented as of any such time, the Final Prospectus, as amended or supplemented as of any such time and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (iii) the Final Prospectus does not contain and, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Trustee's Statement of Eligibility and Qualification under the Trust Indenture Act of the Trustee or
(ii) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information relating to the Remarketing Agents or the Remarketing arrangements furnished in writing to the Company by any Remarketing Agent expressly for use in the Registration Statement and the Final Prospectus;

            (d) Each document incorporated or deemed to be incorporated by reference in the Registration Statement and the Final Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the Act or the Exchange Act, as applicable, and, when

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read together with the other information in the Final Prospectus, at the time the Registration Statement became effective, at the time the Final Prospectus was issued and at the Remarketing Closing Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (e) Neither the Company nor any of its subsidiaries listed on Annex I hereto (the "Significant Subsidiaries" and, individually, a "Significant Subsidiary") has sustained since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus, any loss or interference material to the business of the Company and its Significant Subsidiaries considered as a whole, other than as described in or contemplated by the Final Prospectus, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement or the Base Prospectus, otherwise than as described or contemplated in the Final Prospectus, there has not been any (i) material addition, or development involving a prospective material addition, to the liability of Metropolitan Life Insurance Company ("MetLife") for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (ii) material decrease in the surplus of MetLife or material change in the capital stock or other ownership interests (other than issuances of common stock upon the exercise of outstanding employee stock options or pursuant to existing employee compensation plans or on the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof) of the Company or any Significant Subsidiary or any material increase in the long-term debt of the Company or its subsidiaries, considered as a whole, or (iii) material adverse change, or development involving a prospective material adverse change, in or affecting the business, financial position, reserves, surplus, equity or results of operations (in each case considered either on a statutory accounting or U.S. generally accepted accounting principles ("GAAP") basis, as applicable) of the Company and its subsidiaries considered as a whole;

            (f) The Company and each Significant Subsidiary has good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Final Prospectus or such as would not have a material adverse effect on the business, financial position, equity, reserves, surplus or results of operations of the Company and its subsidiaries, considered as a whole ("Material Adverse Effect"), and do not materially interfere with the use made and proposed to be made of such property by the Company or any Significant Subsidiary, and any material real property and material buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and currently proposed to be made of such property and buildings by the Company or any Significant Subsidiary;

            (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect; there are no subsidiaries of the Company that are material to the Company considered as a whole which are not listed on Annex I hereto; and each Significant Subsidiary has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Prospectus ; and each Significant Subsidiary is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect;

            (h) The Company has the corporate power and authority to execute and deliver this Remarketing Agreement and to consummate the transactions contemplated hereby;

            (i) The Company has an authorized capitalization as set forth and described in the Final Prospectus , and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive

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or other similar rights of any securityholder of the Company; except as disclosed in the Final Prospectus, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or any contracts or commitments to sell shares of the Company's capital stock or any such options, rights, warrants, convertible securities or obligations; the description of the Company's stock option and purchase plans and the options or other rights granted and exercised thereunder set forth in the Final Prospectus accurately and fairly describe the information required to be shown with respect to such plans, arrangements, options and rights; except as disclosed in the Final Prospectus, there are no rights of any person, corporation or other entity to require registration of any shares of common stock or any other securities of the Company in connection with the filing of the Registration Statement and the sale of the Debentures pursuant to this Remarketing Agreement; and all of the issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and (except as described in the Final Prospectus and the exhibits thereto and except for directors' qualifying shares) are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims;

            (j) The Trust has been duly and validly dissolved, the Capital Securities have been retired and the Debentures have been duly and validly distributed to holders of the Capital Securities in accordance with terms of the Declaration, the Purchase Contract Agreement and the Pledge Agreement;

            (k) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency having authority over the Company is required for the entry into this Remarketing Agreement by the Company, the compliance by the Company with all of the provisions of this Remarketing Agreement and each Transaction Document to which the Company is a party, the compliance by the Company with the terms of the Debentures, and the consummation of the transactions herein or therein contemplated by the Company or the registration under the Act of the Debentures; except such consents as have been obtained under the Act, the Exchange Act and the Trust Indenture Act in connection with the Remarketing pursuant to this Remarketing Agreement;

            (l) The Debentures have been duly authorized and have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and are entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity; and the Debentures are substantially in the form contemplated by the Indenture, and the Debentures and the Indenture conform in all material respects to the descriptions thereof contained in the Final Prospectus;

            (m) Each Significant Subsidiary that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (an "Insurance Subsidiary") is duly organized and licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Final Prospectus, each Insurance Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the "Approvals") of and from all insurance regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to any revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect;

            (n) The Company and each Significant Subsidiary has all necessary Approvals of and from, and has made all filings, registrations and declarations (collectively, the "Filings") with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner

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described in the Final Prospectus, except where the failure to have such
Approvals or to make such Filings would not have, individually or in the aggregate, a Material Adverse Effect; to the knowledge of the Company, the Company and each Significant Subsidiary is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations, and all such Approvals and Filings are in full force and effect and neither the Company nor any Significant Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or any Significant Subsidiary, except as described in the Final Prospectus or except for any such suspension, revocation or limitation which would not have, individually or in the aggregate, a Material Adverse Effect;

            (o) Each Insurance Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect;

            (p) Each Significant Subsidiary which is engaged in the business of acting as a broker-dealer or an investment advisor (respectively, a "Broker-Dealer Subsidiary" and an "Investment Advisor Subsidiary") is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions, as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Final Prospectus, none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (y) the failure to have such Approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer and investment advisor laws and regulations of each jurisdiction which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect;

            (q) The Remarketing, the sale of the Debentures pursuant to this Remarketing Agreement, and compliance by the Company with all of the provisions of the Debentures and the Transaction Documents, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, or which affects the validity, performance or consummation of the Remarketing or the transactions contemplated by the Transaction Documents, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any of its Significant Subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, in each case other than such breaches, conflicts, violations, or defaults which (other than a violation of the certificate of incorporation or by-laws or similar organizational documents of the Company or a Significant Subsidiary), individually or in the aggregate, would not have a Material Adverse Effect and would not adversely affect the validity or performance of the Company's obligations under the Debentures or the validity of the Transaction Documents, and no Approval of or Filing with any such court or insurance regulatory authority or other governmental agency or body is required for the issue or sale of the Debentures, except (i) the registration under the Act of the Debentures, which registration has become effective and (ii) such Approvals or Filings as may be required under the Trust Indenture Act or state securities or Blue Sky laws in connection with the purchase and distribution of the Debentures by the Remarketing Agents;

            (r) Other than as set forth in the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, challenging the transactions contemplated by this Remarketing Agreement or which, if determined adversely to the Company or its subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Remarketing Agreement; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (s) Neither the Company nor any Significant Subsidiary is in violation of any of its certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which violation or default would have, individually or in the aggregate, a Material Adverse Effect;

            (t) The statements set forth in the Final Prospectus under the captions "Description of Debt Securities" and "Description of the Remarketed Debentures", insofar as they purport to constitute a summary of the terms of the Debentures, under the caption "Plan of Distribution", and under the captions "Business - Regulation", "Business - Competition" and "Legal Proceedings", which have been incorporated therein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as updated by the Final Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

            (u) The statements set forth in the Final Prospectus under the caption "Certain U.S. Federal Income Tax Consequences" insofar as they purport to constitute summaries of matters of United States Federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects; and any other statements with respect to matters of law and regulations or legal conclusions with respect thereto set forth in the Prospectus are accurate in all material respects;

            (v) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Final Prospectus and any Preliminary Prospectus, together with the related schedules and notes, comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; and such financial statements and related notes and schedules, if any, have been prepared in accordance with GAAP consistently applied throughout the periods involved, except for any normal year-end adjustments and except as described therein;

            (w) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

            (x) Neither the Company nor any Significant Subsidiary is an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder, although certain separate accounts of MetLife and certain Insurance Subsidiaries are required to register as investment companies under the Investment Company Act;

            (y) This Remarketing Agreement has been duly authorized, executed and delivered by the Company; and the statements contained in the Final Prospectus with respect to this Remarketing Agreement, insofar as such statements purport to describe the provisions hereof, fairly and accurately describe such provisions in all material respects;

            (z) There are no contracts or documents which are required to be described in the Registration Statement, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required; and

            (aa) None of the Company or its subsidiaries or, to the best of their knowledge, any of their directors, officers or affiliates, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Debentures in violation of Regulation M under the Exchange Act.

      3. Company Covenants. The Company agrees with each of the Remarketing
Agents:

            (a) To prepare a Preliminary Prospectus and a Final Prospectus as amended and supplemented in relation to the Debentures in a form approved by the Remarketing Agents and to file timely such Preliminary Prospectus and such Final Prospectus pursuant to Rule 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement, the Preliminary Prospectus or the Final Prospectus as amended or supplemented after the date hereof and prior to the Remarketing Closing Date for such Debentures unless the Remarketing Agents shall have had a reasonable opportunity to review and comment upon any such amendment or supplement prior to any filing thereof; to advise the Remarketing Agents, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Preliminary Prospectus or the Final Prospectus, as the case may be, or any amended Preliminary Prospectus or Final Prospectus, as the case may be, has been filed and to furnish the Remarketing Agents with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Debentures and, during such same period, to advise the Remarketing Agents, promptly after it receives notice thereof, of (i) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or Final Prospectus, as the case may be, (ii) the suspension of the qualification of Debentures for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (iii) any request by the Commission for the amending or supplementing of the Registration Statement, Preliminary Prospectus or Final Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or Final Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

            (b) Promptly from time to time to take such action as the Remarketing Agents may reasonably request to qualify the Debentures for offering and sale under the securities laws of such jurisdictions as the Remarketing Agents may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of the Debentures, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

            (c) To furnish the Remarketing Agents with copies of the Preliminary Prospectus and the Final Prospectus, as the case may be (including as it may be amended or supplemented), in such quantities as the Remarketing Agents may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Debentures, and if at such time any event shall have occurred as a result of which the Preliminary Prospectus or the Final Prospectus, as the case may be, as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Preliminary Prospectus or Final Prospectus, as the case may be, is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Preliminary Prospectus or the Final Prospectus, as the case may be, or to file under the Exchange Act any document incorporated by reference in the Preliminary Prospectus or the Final Prospectus, as the case may be, in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Remarketing Agents and upon their request to prepare and furnish without charge to each Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agents may from time to time reasonably request of an amended Preliminary Prospectus or Final Prospectus, as the case may be, or a supplement to the Preliminary Prospectus or the Final Prospectus, as the case may be, which will correct such statement or omission or effect such compliance; and the Preliminary Prospectus and the Final Prospectus, as the case may be, and any amendments or supplements thereto furnished to the Representatives shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

            (d) To make generally available to securityholders of the Company as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158); and

            (e) During the period beginning from the date hereof and continuing to and including the Remarketing Closing Date, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than pursuant to employee stock option plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date hereof) which are substantially similar to the Debentures, without the prior written consent of the Remarketing Agents, which consent shall not be unreasonably withheld.

      4. Fees and Expenses. The Company covenants and agrees with the several Remarketing Agents that the Company will pay or cause to be paid the following:
(i) the fees, disbursements and expenses of counsel and accountants to the Company in connection with the registration of the Debentures under the Act and all other expenses in connection with the preparation, printing, filing and distribution of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Remarketing Agents and dealers; (ii) the cost of printing or producing this Remarketing Agreement, any Blue Sky Survey and any other documents in connection with the offering, purchase, sale and delivery of the Debentures; (iii) all expenses in connection with the qualification of the Debentures for offering and sale under state securities laws and insurance securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Remarketing Agents in connection with such qualification and in connection with the Blue Sky Survey;
(iv) the filing fees incident to, and the fees and disbursements of counsel for the Remarketing Agents in connection with, securing any required review by the National Association of Securities Dealers, Inc. ("NASD") of the terms of the sale of the Debentures; (v) any fees charged by securities rating services for rating the Debentures; (vi) the cost of preparing the Debentures; (vii) the fees and expenses of any trustee, paying agent or transfer agent and the fees and disbursements of counsel for any such trustee, paying agent or transfer agent in connection with this Remarketing Agreement and the Debentures; (viii) any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Debentures; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section 4.

      5. Conditions to Remarketing Agents' Obligations. The obligations of the Remarketing Agents shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof are, at and as of the date hereof, the Commencement Date, the Remarketing Date and the Remarketing Closing Date, true and correct, the condition that the Company shall have performed all of its covenants and other obligations included hereunder and in the other Transaction Documents to be performed at or before the date hereof, the Commencement Date, the Remarketing Date and the Remarketing Closing Date, and the following additional conditions:

            (a) (i) the Trust shall have been duly and validly dissolved, the Capital Securities shall have been cancelled and the Debentures shall have been duly and validly distributed to the holders of the Capital Securities in accordance with terms of the Declaration, the Purchase Contract Agreement and the Pledge Agreement, (ii) the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Company and the Trustee shall have performed their respective obligations in connection with the Remarketing (or any Subsequent Remarketing, in the event of a Failed Remarketing) pursuant to the Purchase Contract Agreement, the Pledge Agreement, the Indenture and this Remarketing Agreement (including, without limitation, giving the Remarketing Agents notice of the aggregate principal amount of Debentures to be remarketed no later than 10:00 a.m., New York City time, on the first Business Day prior to February 12, 2003 and concurrently delivering the Debentures to be remarketed to the Remarketing Agents), (iv) no Event of Default (as defined in the Indenture) shall have occurred and be continuing, and (v) the satisfaction of the other conditions set forth in this Remarketing Agreement.

            (b) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Remarketing Agents' reasonable satisfaction;

            (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents, the Remarketed Debentures, the Debentures, the Final Prospectus, the Registration Statement and all other legal matters relating to this Remarketing Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Remarketing Agents and Reset Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters;

            (d) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Remarketing Agents and Reset Agents, shall have furnished to the Remarketing Agents and Reset Agents such written opinion or opinions, dated the Remarketing Closing Date, with respect to the incorporation of the Company, the validity of the Debentures being delivered on the Remarketing Closing Date, the Registration Statement and the Final Prospectus, and such other related matters as the Remarketing Agents and Reset Agents may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (e) Gary A. Beller, Senior Executive Vice-President and General Counsel of the Company, shall have furnished to the Remarketing Agents his written opinion, dated the Remarketing Closing Date, in form and substance reasonably satisfactory to the Remarketing Agents, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Final Prospectus;

            (ii) The Company has the corporate power and authority to execute and deliver this Remarketing Agreement and to consummate the transactions contemplated hereby and thereby;

            (iii) This Remarketing Agreement and the Debentures have been duly authorized, executed and delivered by the Company;

            (iv) The Trust has been duly and validly dissolved, the Capital Securities have been cancelled and the Debentures have been duly and validly distributed to the holders of the Capital Securities in accordance with terms of the Declaration, the Purchase Contract Agreement and the Pledge Agreement;

            (v) The Company has an authorized capitalization as set forth and described in the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; securityholders of the Company have no preemptive or other similar rights with respect to the Debentures arising out of the certificate of incorporation or the by-laws of the Company or the Delaware General Corporation Law ("DGCL"); except as disclosed in the Final Prospectus, there are no rights of any person, corporation or other entity to require registration of any securities in connection the sale of the Debentures pursuant to this Remarketing Agreement; the Debentures to be sold pursuant to this Remarketing Agreement conform in all material respects to the description thereof contained in the Final Prospectus;

            (vi) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Final Prospectus; and all issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and (except as described in the Final Prospectus and except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than any lien, encumbrance, equity or claim which would not have a Material Adverse Effect;

            (vii) The Company and each Significant Subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect;

            (viii) Each Insurance Subsidiary is duly organized and licensed as an insurance company in its jurisdiction of incorporation, and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Final Prospectus, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Final Prospectus, each Insurance Subsidiary has all other Approvals of and from all insurance regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; to such counsel's knowledge, there is no pending or threatened action, suit, proceeding or investigation that could reasonably be expected to lead to any revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to such counsel's knowledge, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect;

            (ix) The Company and each Significant Subsidiary has all necessary Approvals of and from, and has made all Filings with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Prospectus, except where the failure to have such Approvals or to make such Filings would not have, individually or in the aggregate, a Material Adverse Effect; to such counsel's knowledge, all such Approvals and Filings are in full force and effect and neither the Company nor any Significant Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or any Significant Subsidiary, except as described in the Final Prospectus, or except for any such suspension, revocation or limitation which would not have, individually or in the aggregate, a Material Adverse Effect;

            (x) Each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Final Prospectus,, to such counsel's knowledge, no Broker-Dealer Subsidiary or Investment Advisor Subsidiary has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) such Broker-Dealer Subsidiary or Investment Advisor Subsidiary would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (y) the failure to have such Approvals or limiting such business would have a Material Adverse Effect;

            (xi) To such counsel's knowledge and other than as set forth in the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or to which any property of the Company or any of its Significant Subsidiaries is subject, challenging the transactions contemplated by this Remarketing Agreement or which, if determined adversely to the Company or any of its

      Significant Subsidiaries, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, to such counsel's knowledge and other than as described or contemplated in the Final Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (xii) Neither the Company nor any Significant Subsidiary is an "investment company" required to be registered under the Investment Company Act, although certain separate accounts of MetLife and its subsidiaries are required to register as investment companies under the Investment Company Act;

            (xiii) The Remarketing, the sale of the Debentures pursuant to this Remarketing Agreement and the execution and delivery by the Company of and the compliance by the Company with all of the provisions of the Debentures and the Transaction Documents, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument listed as an exhibit to the Registration Statement or any other indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which, to the knowledge of such counsel, the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, or which affects the validity, performance or consummation of the transactions contemplated by the Transaction Documents, except for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect and would not adversely affect the validity or performance of the Transaction Documents or the Debentures; nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any Significant Subsidiary or any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company, any of its Significant Subsidiaries or any of their respective properties; provided, that no opinion need be given with respect to (i) the Act, the Exchange Act, the Trust Indenture Act, the rules and regulations issued pursuant to each such act, or any order, rule or regulation made or established by the NASD, or (ii) any state securities or Blue Sky laws in connection with the distribution of the Debentures by the Remarketing Agents;

            (xiv) The Company and each Significant Subsidiary has made all filings, qualifications or registrations required to be made pursuant to, and has obtained all consents, approvals, licenses, authorizations or validations required to be obtained under any law or regulation of the United States or any state thereof for the sale of the Debentures pursuant to this Remarketing Agreement, the compliance by the Company with all provisions of this Remarketing Agreement and the Debentures, and the consummation of the transactions herein and therein contemplated, except for such filings, qualifications, registrations, consents, approvals, licenses, authorizations or validations (i) as may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Debentures by the Remarketing Agents, or
      (ii) individually or in the aggregate, as would not affect the validity, performance of, or adversely affect the consummation of, the transactions contemplated by this Remarketing Agreement and the Debentures or would not have a Material Adverse Effect;

            (xv) To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

            (xvi) The statements set forth in the Final Prospectus under the captions "Description of Debt Securities" and "Description of the Remarketed Debentures", insofar as they purport to constitute a summary of the terms of the Debentures, under the caption "Plan of Distribution", and under the captions "Business - Regulation", "Business - Competition" and "Legal Proceedings", which have been incorporated therein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as updated by the Final Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

            (xvii) Each of the documents filed by the Company pursuant to the Exchange Act, and incorporated by reference into the Registration Statement and the Final Prospectus as of the date hereof, when it was filed, complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that such counsel need not express any opinion as to the financial statements and related notes and schedules and other financial data included or incorporated by reference therein or excluded therefrom;

            (xviii) The Registration Statement, at the time it became effective, and the Final Prospectus, as of its date, complied in all material respects with the requirements of the Act and the general rules and regulations thereunder, except that in each case such counsel need not express any opinion as to the financial statements and schedules and other financial data included or incorporated by reference therein or excluded therefrom, and, except to the extent expressly stated in paragraph (xvi), such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus;

            (xix) The Registration Statement has been declared effective by the Commission under the Act, and the Final Prospectus has been filed with the Commission in accordance with Rule 424(b) under the Act;

            (xx) The Debentures (a) constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and will be enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (b) are in the form contemplated by the Indenture, and the Debentures and the Indenture conform to the descriptions thereof in the Final Prospectus; and

            (xxi) Each of the Remarketing Agreement, the Indenture, the Purchase Contract Agreement and the Pledge Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and the Indenture has been duly qualified under the Trust Indenture Act.

      Such counsel shall also state that while he has not himself checked the accuracy and completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for, the accuracy or completeness of the statements contained in the Registration Statement or the Final Prospectus except to the limited extent stated in clauses (v) and (xvi) of this Section 5(e), no facts have come to the attention of such counsel which have led such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Remarketing Closing Date (other than the financial statements and schedules and other financial information contained therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date and as of the Remarketing Closing Date, the Final Prospectus or any further amendment or supplement thereto made by the Company prior to the Remarketing Closing Date (other than the financial statements and schedules and other financial information contained therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Final Prospectus which are not filed or described as required.

      In rendering such opinion, such counsel may state that such counsel is admitted to practice law in the State of New York and that he expresses no opinion as to the laws of any jurisdiction other than the United States, the State of New York and the DGCL; and such counsel shall be entitled to rely in respect of the above opinions upon opinions of local or in-house counsel of the Company or its subsidiaries and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that such counsel believes that both the Remarketing Agents and such counsel are justified in relying upon such opinions and certificates.

            (f) The Company will furnish the Remarketing Agents with such conformed copies of such opinions, certificates, letters and documents as the Remarketing Agents reasonably request;

            (g) On the date of the Final Prospectus at a time prior to the execution of this Remarketing Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Remarketing Agreement and at the Remarketing Closing Date, Deloitte & Touche LLP shall have furnished to the Remarketing Agents a letter, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Remarketing Agents, confirming that they are independent public accountants with respect to the Company and the Company's subsidiaries within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and further to the effect set forth in Annex II hereto;

            (h) The Remarketing Agents shall have received from Deloitte & Touche LLP (and furnished to you in form and substance satisfactory to you) a review report with respect to "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company", as set forth in the Company's most recent reports on Forms 10-K and 10-Q, respectively, in accordance with Statement on Standards for Attestation Engagement No. 10 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants;

            (i) Neither the Company nor any Significant Subsidiary shall have sustained (i) since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Prospectus, and (ii) since the respective dates as of which information is given in the Final Prospectus, there shall not have been any change in the surplus of MetLife or the capital stock of the Company or any increase in the long-term debt of the Company and its respective subsidiaries considered as a whole, or any change, or any development involving a prospective change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and the Significant Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Final Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Remarketing Agents so material and adverse as to make it impracticable or inadvisable to proceed with the remarketing of the Debentures on the terms and in the manner contemplated in the Final Prospectus;

            (j) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any Significant Subsidiary or the financial strength or claims paying ability of the Company or any of its Significant Subsidiaries by A.M. Best & Co. or any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt security or the financial strength or the claims paying ability of the Company or any Significant Subsidiary;

            (k) On or after the date hereof, there shall not have occurred any of the following: (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Remarketing Agents, be likely to prejudice materially the success of the proposed Remarketing of the Debentures, whether in the primary market or in respect of dealings in the secondary market; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iv) a suspension or material limitation in clearing and/or settlement in securities generally; (v) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (vi) the material outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or any other national or international calamity or emergency (including without limitation as a result of an act of terrorism) if the effect of any such event specified in this clause (vi) in the judgment of the Remarketing Agents makes it impracticable or inadvisable to proceed with the remarketing of the Debentures being delivered on the Remarketing Closing Date on the terms and in the manner contemplated in the Final Prospectus;

            (l) The Company shall have complied with any request by the Remarketing Agents with respect to the furnishing of copies of the Preliminary Prospectus and the Final Prospectus, as the case may be, in compliance with the provisions of Section 3(c) hereof;

            (m) At the Remarketing Closing Date, the Remarketing Agents shall have received a certificate of the Company, dated as of the Remarketing Closing Date, to the effect that (i) the representations and warranties of the Company contained in Section 2 hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Remarketing Closing Date and (ii) the Company has complied in all respects with all agreements and all conditions on its part to be performed under this Remarketing Agreement at or prior to the Remarketing Closing Date; and

            (n) Debevoise & Plimpton, counsel for the Company, shall have furnished to the Remarketing Agents their written opinion, dated the Remarketing Closing Date, in form and substance reasonably satisfactory to the Remarketing Agents, with respect to the incorporation of the Company and the validity of the Debentures being delivered on the Remarketing Closing Date. Such opinion shall also state that the statements set forth in the Final Prospectus under the caption "Certain United States Federal Income Tax Consequences", insofar as they purport to describe matters of law or legal conclusions, are correct in all material respects."

      6. Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless each Remarketing Agent and Reset Agent, its partners, directors and officers and each person, if any, who controls such Remarketing Agent or Reset Agent within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Remarketing Agent or Reset Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) the failure to have an effective Registration Statement relating to the Debentures or the failure to satisfy the prospectus delivery requirements of the 1933 Act because the Company failed to provide the Remarketing Agents with a Final Prospectus for delivery, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Final Prospectus, any other prospectus relating to the Debentures, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iv) the remarketing of the Debentures or the establishment of the Reset Rate, as the case may be, or the engagement of the Remarketing Agents or the Reset Agents pursuant to, or the performance by the Remarketing Agents or the Reset Agents of their respective services contemplated by, this Remarketing Agreement; and will reimburse each Remarketing Agent and each Reset Agent for any legal or other expenses reasonably incurred by such Remarketing Agent or Reset Agent, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that (I) the Company shall not be liable under clause (a)(ii) or (a)(iii) in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Final Prospectus, any other prospectus relating to the Debentures, or any such amendment or supplement(s) in reliance upon and in conformity with written information furnished to the Company by such Remarketing Agent or such Reset Agent, as the case may be, expressly for use in the Final Prospectus and (II) the Company shall not be liable under clause (a)(iv) to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct on the part of such Remarketing Agent or Reset Agent, as the case may be; provided, further, that the Company shall not be liable to any Remarketing Agent under this Section 6(a) with respect to any Preliminary Prospectus to the extent that a court of competent jurisdiction has found by final and nonappealable order that any such loss, claim, damage or liability of such Remarketing Agent results from the fact that such Remarketing Agent sold Debentures to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Prospectus as then amended or supplemented (it being understood that if at the time of any such claim such Remarketing Agent shall certify that it has sent or given the Final Prospectus as then amended or supplemented to any person making such claim at or prior to the written confirmation of such sale, it shall be presumed that such Final Prospectus has been so sent or given unless the Company shall have sustained the burden of proving, in a court of competent jurisdiction by a final and nonappealable order, that the facts are otherwise), if (i) such delivery to such person is required by Section 5 of the Act, (ii) the Company has furnished copies of such Final Prospectus as amended or supplemented to such Remarketing Agent a reasonable period of time prior to such Remarketing Agent being required so to deliver such Final Prospectus as amended or supplemented and (iii) the untrue or alleged untrue statement or omission or alleged omission of material fact contained in the Preliminary Prospectus was corrected by such Final Prospectus as amended or supplemented.

            (b) Each Remarketing Agent and Reset Agent will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Final Prospectus, any other prospectus relating to the Debentures, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Final Prospectus, any other prospectus relating to the Debentures, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Remarketing Agent or Reset Agent, as the case may be, expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; the omission so to notify the indemnifying party shall relieve it from any liability which it may have to any indemnified party under such subsection, to the extent the indemnifying party is actually prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party or any other indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and such indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and such indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agents and the Reset Agents on the other from the remarketing of the Debentures to which any such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Remarketing Agents and the Reset Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Remarketing Agents and the Reset Agents on the other shall be deemed to be in the same proportion as the total net proceeds from such remarketing (before deducting expenses) received by the Company bear to the aggregate fees actually received by such Remarketing Agents and the Reset Agents under Section 4 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Remarketing Agents or the Reset Agents, as the case may be, on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Remarketing Agents and the Reset Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Remarketing Agents and the Reset Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Remarketing Agent or Reset Agent shall be required to contribute any amount which, in the aggregate, exceeds the aggregate fees received by such Remarketing Agent or Reset Agent in connection with the Remarketing under Section 4 of this Remarketing Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Remarketing Agents and the Reset Agents in this subsection (d) to contribute are several in proportion to their respective remarketing and reset obligations with respect to the Debentures and not joint.

            (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Remarketing Agent or Reset Agent within the meaning of the Act. The obligations of the Remarketing Agents and the Reset Agents under this Section 6 shall be in addition to any liability which the respective Remarketing Agents and Reset Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

      7. Resignation and Removal of the Remarketing Agents and the Reset Agent. The Remarketing Agents and the Reset Agents may resign and be discharged from their duties and obligations hereunder, and the Company may remove any Remarketing Agent or Reset Agent, by giving five (5) Business Days' prior written notice to the Purchase Contract Agent and, in the case of a removal, to the removed Remarketing Agent or Reset Agent; provided that no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor to such Remarketing Agent or Reset Agent, as the case may be, and such successor Remarketing Agent or Reset Agent shall have entered into a remarketing agreement with the Company and the Purchase Contract Agent in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures. In any such case, the Company will use its reasonable efforts to appoint a successor Remarketing Agent or Reset Agent, as the case may be, and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of this Section 7 shall survive the resignation or removal of any Remarketing Agent or Reset Agent pursuant to this Remarketing Agreement.

      8. Dealing in the Remarketed Debentures. Each of the Remarketing Agents and the Reset Agents, when acting hereunder, or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Remarketed Debentures. Each of the Remarketing Agents and the Reset Agents may exercise any vote or join in any action which any beneficial owner of Remarketed Debentures may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. Each of the Remarketing Agents and the Reset Agents, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

      9. Remarketing Agent's Performance; Duty of Care. The duties and obligations of the Remarketing Agents and the Reset Agents shall be determined solely by the express provisions of this Remarketing Agreement. No implied covenants or obligations of or against the Remarketing Agents or the Reset Agents shall be read into this Remarketing Agreement, the Purchase Contract Agreement or the Declaration. In the absence of bad faith on the part of the Remarketing Agents or the Reset Agents, as the case may be, each of the Remarketing Agents and the Reset Agents may conclusively rely upon any document furnished to it which purports to conform to the requirements of this Remarketing Agreement, the Purchase Contract Agreement or the Declaration as to the truth of the statements expressed in any such documents. Each of the Remarketing Agents and the Reset Agents shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. Neither the Remarketing Agents nor the Reset Agents shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Debentures or, if there is any such limitation, the maximum permissible Reset Rate on the Debentures, and they shall rely solely upon written notice from the Company (which the Company agrees to provide on or prior to the Business Day before the Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. None of the Remarketing Agents or the Reset Agents, acting under this Remarketing Agreement, shall incur any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its respective security holders or creditors or to any beneficial owner or holder of Remarketed Debentures in its individual capacity or as Remarketing Agent or Reset Agent, as the case may be, relating to or arising out of the engagement of such Remarketing Agent or Reset Agent pursuant to, or the performance by such Remarketing Agent or Reset Agent of their respective services contemplated by, this Remarketing Agreement or for any action or failure to act in connection with the Remarketing (or any Subsequent Remarketing, in the event of a Failed Remarketing) or otherwise, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct on the part of such Remarketing Agent or Reset Agent, as the case may be. Each of the Remarketing Agents and Reset Agents may, but shall not be obligated to, purchase Remarketed Debentures for its own account. The provisions of this Section 9 shall survive any termination of this Remarketing Agreement and shall also continue to apply to every Remarketing Agent and Reset Agent notwithstanding their resignation or removal.

      10. Termination of Remarketing Agreement. This Remarketing Agreement shall terminate as to any Remarketing Agent or Reset Agent which is replaced on the effective date of the resignation or removal of such Remarketing Agent or Reset Agent pursuant to Section 7. In addition, the obligations of such Remarketing Agent or Reset Agent may be terminated by it by notice given to the Company prior to 10:00 A.M., New York City time on the Remarketing Date (or any Subsequent Remarketing Date, in the event of a Failed Remarketing) if, prior to that time, any of the conditions precedent to the obligations of the Remarketing Agents and the Reset Agents described in Section 5 hereof shall have failed to occur.

      11. Survival. Notwithstanding any such termination set forth in Section 10 hereof, the obligations set forth in Section 4 hereof shall survive and remain in full force and effect until all amounts payable under said Section 4 shall have been paid in full. In addition, each former Remarketing Agent and Reset Agent shall be entitled to the rights and benefits under Section 6 of this Remarketing Agreement notwithstanding the replacement or resignation of such Remarketing Agents or Reset Agents. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Remarketing Agents or Reset Agents, as set forth in this Remarketing Agreement or made by or on behalf of them, respectively, pursuant to this Remarketing Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Remarketing Agent or Reset Agent or any controlling person of any such Remarketing Agent or Reset Agent, the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Debentures.

      12. Notices. All statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication; notices to the Remarketing Agents and Reset Agents shall be directed to (i) Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, NY 10010 and (ii) Goldman Sachs & Co., 85 Broad Street, New York, NY 10004, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, attention of Susan J. Sutherland, Esq.; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; if to the Debenture Trustee shall be delivered or sent by mail or facsimile transmission to The Bank of New York, 101 Barclay Street, Floor 21W, New York, New York 10286, Attention: Corporate Trust, Administration, telecopy: (212) 815-5915; if to the Purchase Contract Agent shall be delivered or sent by mail or facsimile transmission to

Bank One Trust Company, N.A., 1 Bank One Plaza, Suite IL1-0823, Chicago, Illinois 60670-0823, Attn: Corporate Trust Administration, telecopy: (312) 336-8840; and if to the Collateral Agent or the Custodial Agent shall be delivered or sent by mail or facsimile transmission to The Bank of New York, 101 Barclay Street, Floor 21W, New York, New York 10286, Attention: Dealing and Trading Group, David Kolibachuk, telecopy: (212) 815-7157.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

      13. Successors and Assigns. This Remarketing Agreement shall be binding upon, and inure solely to the benefit of, the Remarketing Agents, the Reset Agents, the Company, and, to the extent provided in Sections 6 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Remarketing Agent or Reset Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Remarketing Agreement. No purchaser of any of the Debentures pursuant to this Remarketing Agreement shall be deemed a successor or assign by reason merely of such purchase.

      14. GOVERNING LAW. THIS REMARKETING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

      15. Consent to Jurisdiction. The Company agrees that any legal suit, action or proceeding against the Company brought by any Remarketing Agent or Reset Agent or by any person, if any, who controls any Remarketing Agent or Reset Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, arising out of or based upon this Remarketing Agreement or the transactions contemplated hereby may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, and, to the fullest extent permitted by applicable law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

      16. Offering Restrictions. Each of the Remarketing Agents represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, in its capacity as Remarketing Agent, any of the Debentures, or distribute the Preliminary Prospectus, the Final Prospectus or any other offering material relating to the Debentures, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on the Company, except as set forth in this Remarketing Agreement. In particular, each Remarketing Agent severally represents and agrees as set forth in Annex III to this Remarketing Agreement.

      17. Counterparts. This Remarketing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                                             Very truly yours,

                                             METLIFE, INC.


                                             By: /s/ Anthony J. Williamson
                                                --------------------------------
                                                     Name: Anthony J. Williamson
                                                     Title: SVP & Treasurer



                                             BANK ONE TRUST COMPANY, N.A.
                                             as Purchase Contract Agent

                                             By: /s/ Janice Ott Rotunno
                                                --------------------------------
                                                     Name: Janice Ott Rotunno
                                                     Title: Vice President

Accepted as of the date hereof
on behalf of each Remarketing Agent and Reset Agent:

CREDIT SUISSE FIRST BOSTON LLC

By:        /s/ Sharon Harrison
           -----------------------------
           Name: Sharon Harrison
           Title: Director


GOLDMAN, SACHS & CO.

By:        /s/ Goldman Sachs & Co
           -----------------------------
           Name:
           Title:

                                                                         ANNEX I

                            SIGNIFICANT SUBSIDIARIES

                    METROPOLITAN LIFE INSURANCE COMPANY (NY)

                      GENAMERICA FINANCIAL CORPORATION (MO)

                  GENERAL AMERICAN LIFE INSURANCE COMPANY (MO)

                 REINSURANCE GROUP OF AMERICA, INCORPORATED (MO)

                     NEW ENGLAND LIFE INSURANCE COMPANY (MA)

            METROPOLITAN PROPERTY AND CASUALTY INSURANCE COMPANY (RI)

                 STATE STREET RESEARCH & MANAGEMENT COMPANY (DE)

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
                                                                       ANNEX III

                              OFFERING RESTRICTIONS

            United Kingdom. Each of the Remarketing Agents has severally represented and agreed that it has not offered, and will not offer, prior to the expiry of a period of six months from the issue date of the debentures, any debentures to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

            A person may only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to MetLife, Inc.

            This communication is directed only at persons who (1) are outside the United Kingdom or (2) have professional experience in matters relating to investments or (3) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "relevant persons"). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.'

            Japan. The debentures have not been and will not be registered under the Securities and Exchange Law of Japan. Each Remarketing Agent has severally represented and agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any debentures in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit, of any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (1) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Securities and Exchange Law of Japan, and (2) in compliance with the other relevant laws and regulations of Japan.

            Hong Kong. Each of the Remarketing Agents has severally represented and agreed that it has not offered, and will not offer, in the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong") any debentures, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, except in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong, and unless permitted to do so under the securities laws of Hong Kong, no person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, any advertisement, document or invitation relating to the debentures in Hong Kong other than with respect to the debentures intended to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities whether as principal or agent.

            Germany. No sales prospectus (Verkaufsprospekt) relating to the debentures has been or will be published in Germany. Each Remarketing Agent has severally represented and agreed that it will comply with the German law relating to securities sales prospectuses (Verkaufsprospektgesetz), of September 13, 1990, as amended (the "Law Concerning Prospectuses"), and that it will not offer or sell the debentures in Germany, except pursuant to one of the placement exemptions relating to prospectuses set forth in the Law Concerning Prospectuses.


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